Press Release	Source: Stellar Pharmaceuticals Inc.

Stellar Pharmaceuticals Launches New Migraine Treatment,
CAMBIA®, in $150 Million Canadian Prescription Migraine Market

•	Potential to gain a significant proportion of Canadian migraine market
•	CAMBIA® is the only available prescription non-steroidal anti-inflammatory drug (“NSAID”) available with an indication for the acute treatment of migraine attacks with or without aura in adults

Milton, Ontario, Canada, October 4, 2012 – Stellar Pharmaceuticals Inc. ("Stellar") (OTCQB:SLXCF; OTCBB:SLXCF) and its operating division, Tribute Pharmaceuticals ("Tribute"), are pleased to announce that CAMBIA®, the only available prescription NSAID with an indication for the acute treatment of migraine attacks with or without aura* in adults over 18 years of age, is now available to patients across Canada.

“The prescription migraine market in Canada is valued at about $150 million and we anticipate that CAMBIA® has the potential to gain a significant proportion of Canadian sales over the life of the product’s patents,” said Rob Harris, President & CEO of Stellar.

“With CAMBIA® now widely available within Canadian pharmacies and wholesalers, Canadian physicians and patients have a new treatment option with comparable efficacy to the oral triptans but with a faster onset of action and without the nuisance side-effects often associated with triptans,” noted Mr. Harris. “When patients are asked to describe important attributes of a migraine medication, they consistently mention rapid pain relief from an oral medication as the most important characteristic they seek, and we believe that CAMBIA® responds to that unmet need in Canadian patients.”

Migraine headaches affect an estimated 3.2 million or 14% of people in Canada and disproportionately affect women at a rate of 3 to 1. According to a recent peer reviewed publication authored by leading migraine researchers, more than 70 percent of patients indicated that they were less than completely satisfied with their current treatment. Over 85 percent complained that pain relief took too long and 25 percent decided to stop seeking treatment altogether.

CAMBIA® (diclofenac potassium for oral solution), is a novel, water-soluble, buffered diclofenac potassium powder engineered using Dynamic Buffering Technology™, a patented absorption-enhancing technology developed by APR Applied Pharma Research S.A. ("APR"), a Swiss drug delivery and drug development company. The product was specifically developed to address a widespread unmet need among migraine sufferers by offering fast and effective relief of migraine pain.

In randomized clinical trials, CAMBIA® was shown to be effective not only in treating migraine pain, but also photophobia (sensitivity to light), phonophobia (sensitivity to sound), and nausea, symptoms commonly associated with migraine attacks. CAMBIA® was also shown to provide statistically significant onset of relief of migraine pain within 30 minutes.

Having acquired Tribute in December 2011, CAMBIA® reflects the strength of Stellar’s ability to bring licensed products through the regulatory approval process and launch them into the Canadian marketplace. The Company plans to launch and grow the product’s sales through its own dedicated sales force expanding its presence in the neurology market with the introduction of CAMBIA®   in Canada.

CAMBIA® which received approval from Health Canada in March 2012, is marketed by Tribute under an exclusive Canadian license from Nautilus Neurosciences, Inc. ("Nautilus"), a neurology focused specialty pharmaceutical company located in Bedminster, New Jersey.  Nautilus, obtained exclusive U.S. and Canadian marketing rights for CAMBIA® from APR in 2005. The product is currently marketed in several European countries by Novartis Pharma AG, via a license from APR. Nautilus and APR have been granted patents that cover CAMBIA® through 2026.

* Aura within the context of migraines refers to feelings and symptoms a person notices shortly before the headache begins.

About Stellar Pharmaceuticals Inc.

Stellar and its operating division, Tribute, is an emerging Canadian specialty pharmaceutical company focused on the acquisition, licensing, development and management of pharmaceutical and healthcare products with its primary focus on the Canadian market.

Stellar also markets Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) and Uracyst® (sodium chondroitin sulfate solution 2%), Collatamp G® and Gelfoam® in the Canadian market.   Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships.

For further information on Stellar, visit http://www.stellarpharma.com, and for information on its subsidiary please visit http://www.tributepharma.com

About Nautilus Neurosciences, Inc.

Nautilus Neurosciences is a neurology-focused specialty pharmaceutical company committed to providing the health care community with medically relevant products and services that directly benefit those affected by neurologic disorders. Nautilus is backed by Tailwind Capital and Galen Partners. For more information, please visit www.nautilusneurosciences.com.

About APR Applied Pharma Research

APR is an independent, international and integrated Healthcare Company headquartered in Switzerland and focused on three major areas: Delivering, Funding and Supporting Innovation in healthcare. In particular, APR develops and licenses innovative, value added and patented healthcare products and proprietary drug delivery systems primarily in the oral and topical fields; APR also invests in companies or early stage innovative projects and provides a balanced mix of equity funding and/or financing together with APR’s development, scientific, technical, marketing, licensing and management skills and know how; finally, APR supports biotech and pharmaceutical companies in the development of new pharmaceutical projects by providing on a contract basis added value, consultancy and R&D services under contract using a General Contractor approach. APR has entered into licensing and partnership agreements with pharmaceutical companies in over 100 countries worldwide with international sales on a worldwide basis. For more information about APR, please visit www.apr.ch.

Stellar Pharmaceuticals Inc. Forward Looking Statement

This press release contains certain forward-looking statements about Stellar as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Forward-looking statements, by their nature, are subject to risks and uncertainties, Stellar's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including general economic conditions, the ability of Stellar to successfully integrate operations, and the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results. See Stellar's reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from results referred to in forward-looking statements. Stellar assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

-	Soriatane and Bezalip are registered trademarks and under license from Actavis Group PTC ehf
-	Cambia is a registered trademark and under license from Nautilus Neurosciences, Inc.
-	Collatamp G is a registered trademark an under license from EUSA Pharma (Europe) Limited
-	Gelfoam is a registered trademark of Pharmacia & Upjohn Company LLC, used under license by Pfizer Canada Inc.

For further information on Stellar, visit http://www.stellarpharma.com or contact:
Stellar Pharmaceuticals Inc.
Scott Langille
CFO
519-434-1540
scott.langille@stellarpharma.com

Stellar Pharmaceuticals Inc.
Arnold Tenney
Chairman
705-445-9505